Exhibit 99.3

G-III APPAREL GROUP, LTD.

ANNOUNCES Offering of $350 Million of Senior Secured Notes Due 2025

NEW YORK -- July 28, 2020 -- G-III Apparel Group, Ltd. (the “Company”) (Nasdaq GS: GIII) today announced that it intends to offer $350 million aggregate principal amount of Senior Secured Notes Due 2025 (the “Notes”), subject to market and other conditions (the “Offering”).

The Company intends to use the net proceeds of the Offering (i) to repay its existing term loan facility due 2022, (ii) for general corporate purposes and (iii) to pay related fees and expenses.

The Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G. H. Bass, Eliza J, Jessica Howard, Andrew Marc and Marc New York. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. Through its retail subsidiaries, G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Karl Lagerfeld Paris and Calvin Klein Performance names. Subsequent to completion of the restructuring of its retail operations segment, G-III will, through two of its wholly-owned subsidiaries, continue to operate stores under the DKNY and Karl Lagerfeld Paris names. G-III, through wholly-owned foreign subsidiaries, will also continue to operate stores under the Vilebrequin name.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; restructuring plans; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 outbreak, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks associated with the restructuring of our retail operations segment, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

Contacts:

Company Contact:
Priya Trivedi
VP of Investor Relations and Treasurer
(646) 473-5157

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235